                                                                  EXHIBIT 99.10

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement"), including the attached Exhibit "A," is entered into between Jenco Acquisition, Inc., having offices at 4770 Indianola Avenue, Columbus, Ohio 43214-0981 ("Employer"), and Donald E. Kreager, an individual currently residing in the State of Ohio ("Employee"), to be effective as of the Effective Date (as hereinafter defined).

                                   WITNESSETH:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Employer, Clinton Gas Systems, Inc., an Ohio corporation ("Clinton"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Employer with and into Clinton (the "Merger").

         WHEREAS, Employer is desirous of having Clinton, as the surviving corporation of the Merger, continue to employ Employee, effective as of the date on which the "Effective Time", as defined in the Merger Agreement, occurs (the "Effective Date"), pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee is desirous of entering into such employment relationship pursuant to such terms and conditions and for such consideration.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

                                   ARTICLE 1.

                              EMPLOYMENT AND DUTIES

         1.1 Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date and continuing until the date set forth on Exhibit "A" (the "Term"), subject to the terms and conditions of this Agreement.

         1.2 Employee initially shall be employed in the position set forth on Exhibit A. Employer may subsequently assign Employee to a different position or modify Employee's duties and responsibilities. Moreover, Employer may assign this Agreement and Employee's employment to subsidiaries of Employer. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time. Notwithstanding any other provision of this Agreement to the contrary, any relocation of Employee by Employer to a principal place of employment that is more than fifty miles from Employee's principal place of employment as of the Effective Date without the prior written consent of Employee (a "Prohibited Relocation") or any material modification of Employee's duties without the prior written consent of Employee (a "Prohibited Modification") shall give Employee the right to terminate this Agreement, which right shall be exercisable for ten days after Employee receives notice of such Prohibited Relocation or Prohibited Modification, unless the Prohibited Relocation or Prohibited Modification is withdrawn by Employer within ten days after Employer's receipt of such notice, and which termination shall constitute an Involuntary Termination under Article 3 of this Agreement.

         1.3 Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interests of Employer, or requires any significant portion of Employee's business time.

         1.4 In connection with Employee's employment by Employer, Employer shall endeavor to provide Employee access to such confidential information pertaining to the business and services of Employer as is appropriate for Employee's employment responsibilities. Employer also shall endeavor to provide to Employee the opportunity to develop business relationships with those of Employer's clients and potential clients that are appropriate for Employee's employment responsibilities.

         1.5 Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Employer and to do no act which would injure Employer's business, its interests, or its reputation. Employee shall not, during the Term of this Agreement or any extension or renewal thereof, engage, directly or indirectly, in any activity which constitutes a Conflict of Interest (as defined below); provided that Employer acknowledges and agrees that Employee may have as of the Effective Date passive investments or other interests, directly or indirectly, in oil and gas wells, leases and pipelines, including some that may be owned or operated by Employer, and that Employee shall be entitled to maintain such passive investments or other interests after the Effective Date. For purposes of this Agreement: (a) "Conflict of Interest" means, without limitation, any act or activity, or any interest in connection with, or benefit from any act or activity, which is adverse to the interests of or would in any way injure Employer or any of its affiliates, provided that a passive investment of not more than 5% of the outstanding equity securities of an entity whose securities are then being regularly traded in open-market brokerage transactions (either on a stock exchange or over-the-counter) shall not constitute a Conflict of Interest; and (b) "directly or indirectly" means, without limitation, participation for Employee's own account or as an owner, shareholder, partner, director, officer, member, manager, employee, associate, creditor or agent of any other person or organization or through Employee's spouse or other family relation. In keeping with Employee's duties to Employer, Employee agrees that Employee shall not knowingly become involved in a Conflict of Interest with Employer or its affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to Employer's General Counsel any facts that might involve such a Conflict of Interest that has not been approved by Employer's Board of Directors.

         1.6 Employer and Employee recognize that it is impossible to provide an exhaustive list of actions or interests that constitute a "Conflict of Interest." Moreover, Employer and Employee recognize there are many borderline situations. In some instances, full disclosure of facts by the Employee to Employer's General Counsel may be all that is necessary to enable Employer or its affiliates to protect its interests. In others, if no improper motivation appears to exist and the interests of Employer or its affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for Employer to terminate the employment relationship, subject to Section 3.1(i), below. Employer reserves the right to take such reasonable action as, in its judgment, will end the conflict.

                                   ARTICLE 2.

                            COMPENSATION AND BENEFITS

         2.1 Employee's base salary during the Term shall be not less than the amount set forth under the heading "Monthly Base Salary" on Exhibit A, which shall be paid in equal or nearly equal installments in accordance with Employer's standard payroll practice and not less frequently than semi-monthly. Employee's base salary shall be reviewed not less often than annually and shall be subject to such upward adjustments as Employer may deem appropriate in its discretion.

         2.2 While employed by Employer (both during the Term and thereafter), Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or substantially all of Employer's employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, vacation, 401(k) and pension plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs. In addition, Employee shall have the right to participate in an incentive compensation plan to be adopted by Employer (the "Plan"). The Plan shall provide for at least annual awards of cash, performance shares or units, or other performance- or incentive-based compensation, or any combination thereof, upon meeting the Employer's targeted performance objectives for the award year. If Employer does not adopt the Plan, effective as of the Effective Date, within 120 days after the Effective Date, Employee shall then have the right to terminate this Agreement, which right shall be exercisable for 30 days and which termination shall constitute an Involuntary Termination under Article 3 of this Agreement.

         2.3 Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the Board of Directors of Employer, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Employer.

         2.4 Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

                                   ARTICLE 3.

                   TERMINATION PRIOR TO EXPIRATION OF TERM AND
                           EFFECTS OF SUCH TERMINATION

         3.1 Notwithstanding any other provisions of this Agreement, Employer shall have the right to terminate Employee's employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

                  (i) For "cause" upon the good faith determination by the Employer's management committee (or, if there is no management committee, the highest applicable level of management) of Employer that "cause" exists for the termination of the employment relationship. As used in this Section 3.1(i), the term "cause" shall mean [a] Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; [b] Employee's final conviction of a felony or of a misdemeanor involving moral turpitude; [c] a reasonable determination by Employer that Employee has violated the Conflict of Interest provisions of Section
         1.5 of this Agreement and failure by Employee to eliminate such Conflict of Interest within ten days after notice from Employer to do so, or, if it is impossible to eliminate such Conflict of Interest within such ten days, failure to commence within such ten days any action necessary to eliminate such Conflict of Interest and thereafter to continue diligently to pursue such action until elimination of such Conflict of Interest, within no more than 30 days after such notice; or [d] Employee's material breach of any material provision of this Agreement (other than Section 1.5) that remains uncorrected for sixty
         (60) days following written notice to Employee by Employer of such breach. It is expressly acknowledged and agreed that the decision as to whether "cause" exists for termination of the employment relationship by Employer is delegated to the management committee (or, if there is no management committee, the highest applicable level of management) of Employer for determination;

                  (ii) for any other reason whatsoever, with or without cause, in the sole discretion of the management committee (or, if there is no management committee, the highest applicable level of management) of Employer;

                  (iii) upon Employee's death; or

                  (iv) upon Employee's long-term disability. For purposes of this Agreement, "long-term disability" shall have the same meaning as the term "long-term disability" or "permanent disability" or similar term in Employee's long-term or permanent disability policy provided by Employer and covering Employee; provided that if there is no such policy in effect covering Employee, "long-term disability" shall mean that Employee has become incapacitated by accident, sickness, or other circumstance which renders him mentally or physically incapable of performing the duties and services required of Employee.

         The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute a "Termination for Cause" if made pursuant to Section 3.1(i); the effect of such termination is specified in
Section 3.4. The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to Section 3.1(ii); the effect of such termination is specified in
Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.1(iii) as a result of Employee's death is specified in Section 3.6. The effect of the employment relationship being terminated pursuant to Section 3.1(iv) as a result of the Employee's long-term disability is specified in
Section 3.7.

         3.2 Notwithstanding any other provisions of this Agreement except
Section 7.5, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of employment for any of the following reasons:

                  (i) a material breach by Employer of any material provision of this Agreement that remains uncorrected for 30 days following written notice of such breach by Employee to Employer; or

                  (ii) for any other reason whatsoever, in the sole discretion of Employee.

         The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to Section 3.2(i); the effect of such termination is specified in
Section 3.5. The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to Section 3.2(ii); the effect of such termination is specified in
Section 3.3.

         3.3 Upon a "Voluntary Termination" of the employment relationship by Employee prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination; provided that this
Section 3.3 shall not constitute a waiver by Employee of any statutory right or rights Employee may have to continue to receive benefits after termination of employment. Employee shall be entitled to pro rata salary through the date of such termination plus any other payments generally available to other departing employees of Employer (such as unused personal vacation, personal days and other similar items), but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination.

         3.4 If Employee's employment hereunder shall be terminated by Employer for Cause prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination; provided that this
Section 3.4 shall not constitute a waiver by Employee of any statutory right or rights Employee may have to continue to receive benefits after termination of employment. Employee shall be entitled to pro rata salary through the date of such termination plus any other payments generally available to other departing employees of Employer (such as unused personal vacation, personal days and other similar items), but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination.

         3.5 Upon an Involuntary Termination of the employment relationship by either Employer or Employee prior to expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive the compensation specified in Section 2.1 as if Employee's employment (which shall cease as of the date of such Involuntary Termination) had continue for the full Term of this Agreement. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Employer or its affiliates, and Employer's sole and exclusive liability to Employee under this Agreement for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

         3.6 Upon termination of the employment relationship as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to Employee's pro rata salary through the date of such termination plus any other payments generally available to other departing employees of Employer (such as unused personal vacation, personal days and other similar items), but Employee's heirs, administrators, or legatees shall not be entitled to any individual bonuses or individual incentive compensation not yet paid to Employee at the date of such termination.

         3.7 Upon termination of the employment relationship as a result of Employee's long-term disability, Employee shall be entitled to his or her pro rata salary through the date of such termination plus any other payments generally available to other departing employees of Employer (e.g., unused vacation, personal days, etc.), but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid to Employee at the date of such termination.

         3.8 In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be offset against any amounts to which Employee may otherwise be entitled under any and all severance plans and policies of Employer or its affiliates; provided that compensation for any accrued but unused vacation shall not constitute a severance plan or policy of Employer under this Agreement.

         3.9 Termination of the employment relationship does not terminate those obligations imposed by this Agreement that are continuing obligations, including, without limitation, Employee's obligations under Articles 5 and 6.

                                   ARTICLE 4.

                     CONTINUATION OF EMPLOYMENT BEYOND TERM;
                     TERMINATION AND EFFECTS OF TERMINATION

         4.1 Should Employee remain employed by Employer beyond the expiration of the Term specified on Exhibit "A," such employment shall convert to a month-to-month relationship terminable at any time by either Employer or Employee for any reason whatsoever, with or without cause. Upon such termination of the employment relationship by either Employer or Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination.

                                   ARTICLE 5.

               OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS

         5.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's premises or otherwise) and that relate to Employer's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Employer.

         5.2 Employee acknowledges that the business of Employer and its affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer or its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his or her employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its affiliates, or make any use thereof, except in the carrying out of his or her employment responsibilities hereunder. As a result of Employee's employment by Employer, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Employer and its affiliates. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Employer's confidential business information and trade secrets. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Employee, and Employer shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Employer, including the recovery of damages from Employee and his or her agents involved in such breach.

         5.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee's employment by Employer which contain or disclose confidential business information or trade secrets of Employer or its affiliates shall be and remain the property of Employer or its affiliates, as the case may be. Upon termination of Employee's employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

         5.4 If, during Employee's employment by Employer, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Employer's business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Employer's premises or otherwise), Employee shall disclose such work to Employer. Employer shall be deemed the author of such work if the work is prepared by Employee in the scope of his or her employment; or, if the work is not prepared by Employee within the scope of his or her employment but is specially ordered by Employer as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Employer shall be the author of the work. If such work is neither prepared by the Employee within the scope of his or her employment nor a work specially ordered and then not deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to Employer all of Employee's worldwide right, title, and interest in and to such work and all rights of copyright therein.

         5.5 Both during the period of Employee's employment by Employer and thereafter, Employee shall assist Employer and its nominee, at any time, in the protection of Employer's worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer or its nominee and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

                                   ARTICLE 6.

                   POST-EMPLOYMENT NON-COMPETITION OBLIGATIONS

         6.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, in keeping with Employee's duties as a fiduciary and in order to protect Employer's interests in the confidential information of Employer and the business relationships developed by Employee with the clients and potential clients of Employer, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 6. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area where Employer or any of its subsidiaries are conducting any business as of the date of termination of the employment relationship or have during the previous twelve months conducted any business:

                  (i) engage in any business competitive with the business conducted by Employer;

                  (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Employer; or

                  (iii) induce any employee of Employer or any of its affiliates to terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Employer.

For all purposes of this Agreement, except with regard to a "Voluntary Termination" described in Section 3.2(ii), "geographic area" shall be defined to mean any township, and one half mile radius around each such township, in which Employer or any of its subsidiaries own any oil and gas assets, or, any area containing lands or properties which are included, as of the date of termination, or were planned to be included, in any geologic or oil and/or gas development project planned or operated by Employer or any of its subsidiaries. For purposes of a "Voluntary Termination" described in Section 3.2(ii) "geographic area" shall be defined as the State of Ohio, with regard to all geologic formations below the base of the Clinton formation.

         These non-competition obligations shall extend until the latter of [a] the expiration of the Term or [b] six months after termination of the employment relationship; provided that in the event of Involuntary Termination, these non-competition obligations shall extend until the expiration of the Term; and further provided that if Employee's employment ceases at the end of the Term or at any time thereafter because Employer elects not to continue to employ Employee at a compensation level at least equivalent to that at the end of the Term, these non-competition obligations shall terminate upon termination of the employment relationship. Notwithstanding the foregoing, if Employee's non-competition obligations terminate hereunder, but four or more ex-employees of Employer (including Employee) are employed by the same entity (or any affiliate thereof) at any time within a period of three months after the termination of Employee's employment relationship hereunder, these non-competition obligations shall be reinstated and shall extend for a period of six months after termination of Employee's employment relationship with Employer.

         6.2 Employee understands that the foregoing restrictions may limit his or her ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits (e.g., the right to receive compensation under Section 3.5 for the remainder of the Term upon Involuntary Termination) under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 6 by Employee, and Employer shall be entitled to enforce the provisions of this Article 6 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 6, but shall be in addition to all remedies available at law or in equity to Employer, including, without limitation, the recovery of damages from Employee and his or her agents involved in such breach.

         6.3 It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Article 6 to be reasonable and necessary to protect the proprietary information of Employer. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                                   ARTICLE 7.

                                  MISCELLANEOUS

         7.1 For purposes of this Agreement the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with Employer.

         7.2 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to Employer, to:

                      Clinton Gas Systems, Inc.
                      4770 Indianola Avenue
                      Columbus, Ohio  43214-0981
                      Attention: Chairman of the Board of Directors

             If to Employee, to the address shown on the first page hereof.

         Either Employer or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         7.3 This Agreement shall be governed in all respects by the laws of the State of Ohio, excluding any conflict-of-law rule or principle that might refer the construction of this Agreement to the laws of another State or country.

         7.4 No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.5 If a dispute arises out of or related to this Agreement, other than a dispute regarding Employee's obligations under Sections 5.2, Article 5, or
Section 6.1, and if the dispute cannot be settled through direct discussions, then Employer and Employee agree first to endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other proceeding or forum. Thereafter, if either party to this Agreement brings legal action to enforce the terms of this Agreement, the party who prevails in such legal action, whether plaintiff or defendant, in addition to the remedy or relief obtained in such legal action shall be entitled to recover its, his, or her expenses incurred in connection with such legal action, including, without limitation, costs of Court and attorneys fees.

         7.6 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         7.7 This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer.

         7.8 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee's employment relationship with Employer and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Employer.

         7.9 If the Merger Agreement is terminated in accordance with its terms, this Agreement shall terminate and the parties hereto shall have no further obligations to any other party hereunder.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.

                                       JENCO ACQUISITION, INC.


                                       By:
                                                W. Craig Childers
                                                Vice President

                                       This 24th day of May, 1996


                                       EMPLOYEE


                                       Donald E. Kreager

                                       This 24th day of May, 1996